TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES

THIRD QUARTER 2007 REVENUE AND EARNINGS GROWTH

Hillsboro, Oregon – October 24, 2007 – TriQuint Semiconductor, Inc. (Nasdaq: TQNT), a supplier of high performance products for wireless communications, announces its financial results for the quarter ended September 30, 2007, including the following highlights:

•	Revenues were $123 million, an increase of 19% over Q3 2006 and 8% sequentially

•	Record bookings of $144 million

•	Gross margin improved to 32.2% of revenue

•	Cash and cash equivalents increased $20 million from Q2 2007

•	WCDMA/EDGE revenue doubled year-on-year

•	Transmit modules grew 185% over Q3 of 2006

•	Released cost improved VSAT amplifier

•	Began product shipments for the EQ-36 Counter-Artillery Radar Program

Commenting on the results for the quarter ended September 30, 2007, Ralph Quinsey, President and Chief Executive Officer, stated, “This was a strong quarter for TriQuint with solid revenue growth from each of our major markets. These great results are due to strong growth in our markets combined with improved execution. The fourth quarter is historically one of our higher revenue quarters and I expect it to be this year as well.”

Mr Quinsey emphasized the company’s synergistic technologies, as a key to its success. He said, “Integral to TriQuint’s strategy is our broad technology portfolio, the broadest in the industry. This includes multiple compound semiconductor technologies, SAW filters, BAW filters and high volume module capability. Customers and partners are increasingly seeing the benefit of the TriQuint Solution. Furthering this strategy, we completed the acquisition of Peak Devices during the quarter and I am enthusiastic about the exciting new products and technology for wideband applications Peak brings to TriQuint.”

Summary Financial Results for the Quarter Ended September 30, 2007:

Revenue for the third quarter of 2007 was $122.9 million, up 19% from the third quarter of 2006 and up 8% sequentially.

Net income for the third quarter of 2007 was $1.9 million or $0.01 per diluted share, down from $8.1 million or $0.06 per diluted share for the third quarter of 2006. Net income for the second quarter of 2007 was $1.4 million or $0.01 per diluted share.

Excluding equity compensation expense of $2.3 million and the charge for in-process research and development of $7.6 million from the acquisition of Peak Devices, net income for the third quarter of 2007 was $11.8 million or $0.08 per diluted share. Excluding equity compensation expense and the charge for in-process research and development, on a comparable basis, non-GAAP net income grew by 242% sequentially and by 15% compared to Q3 2006.

Gross margin for the third quarter of 2007 was 32.2%, compared to 31.8% for the third quarter of 2006 and 26.5% for the second quarter of 2007.

Operating expenses for the third quarter of 2007 were $39.5 million, or 32.2% of revenue, as compared to $25.6 million, or 24.8% of revenue, in the third quarter of 2006 and $30.7 million, or 26.9% of revenue, for the second quarter of 2007.

Excluding equity compensation expense and the charge for in-process research and development, operating expenses for the third quarter of 2007 were $30.3 million or 24.7% of revenue. Operating expenses excluding equity compensation expense were $24.1 million or 23.3% of revenue in the third quarter of 2006 and $29.3 million, or 25.7% of revenues in the second quarter of 2007.

Cash, cash equivalents and short-term marketable securities were $174.7 million as of September 30, 2007, an increase of $19.9 million as compared to the balance of $154.8 million on June 30, 2007. During the third quarter of 2007, the Company also paid net cash of $14.7 million for the acquisition of Peak Devices.

Outlook for the Fourth Quarter of 2007:

Revenue for the fourth quarter of 2007 is expected to be $125 million to $130 million. Fourth quarter earnings are expected to range between $0.07 and $0.09 per diluted share. Earnings excluding equity compensation expense of $2.4 million are expected to range between $0.08 and $0.10 per diluted share.

Additional Information Regarding September 30, 2007 Results:

GAAP and non-GAAP financial measures are presented in the tables below. Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended					Nine Months Ended
	Q3 2007	Q2 2007	Change vs. Q2 2007	Q3 2006	Change vs. Q3 2006	Q3 2007	Q3 2006	Change vs. Q3 2006
Revenue	$122.9	$113.8	8.0%	$103.3	19.0%	$347.3	$287.5	20.8%
GM	32.2%	26.5%	5.7%	31.8%	0.4%	30.0%	31.4%	-1.4%
Op Income	$0.0	$(0.5)	109.5%	$7.2	-99.4%	$4.5	$12.3	-63.9%
Net Income	$1.9	$1.4	39.0%	$8.1	-76.8%	$9.6	$16.0	-39.7%
Diluted EPS	$0.01	$0.01	$0.00	$0.06	$(0.05)	$0.07	$0.11	$(0.04)

NON-GAAP RESULTS A
	Three Months Ended					Nine Months Ended
	Q3 2007	Q2 2007	Change vs. Q2 2007	Q3 2006	Change vs. Q3 2006	Q3 2007	Q3 2006	Change vs. Q3 2006
GM	32.8%	27.2%	5.6%	32.5%	0.3%	30.6%	32.2%	-1.6%
Op Income	$10.0	$1.6	517.7%	$9.4	6.1%	$18.2	$19.4	-6.0%
Net Income	$11.8	$3.5	242.3%	$10.3	14.9%	$23.4	$23.0	1.6%
Diluted EPS	$0.08	$0.02	$0.06	$0.07	$0.01	$0.17	$0.16	$0.01

A	Excludes stock based compensation charges as well as a one time charge for in process research and development costs associated with our acquisition of Peak Devices, which was completed on August 31, 2007.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. To access the conference call, investors can dial (888) 813-6582 domestically or (706) 643-7082 internationally approximately ten minutes prior to the invitation of the teleconference. The call can also be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (706) 645-9291, passcode 17957400.

Non-GAAP Financial Measures:

This press release provides financial measures for net income, diluted earnings per share, gross margin, operating expenses and operating income that exclude equity compensation expense and charges for in-process research and development costs related to the acquisition of Peak Technologies Inc., and the related tax effects, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results excluding the charges relating to the acquisition and prior to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s projected revenues, growth rates, gross margins, operating expenses, operating results, and earnings per share for the fourth quarter of 2007 are statements that involve risks and uncertainties. Statements regarding continued market acceptance of our transmit modules and other products and release of products from the acquisition of Peak Devices are also forward looking statements that contain risks and uncertainties. TriQuint cannot provide any assurance that future results will meet expectations. Results could materially differ based on various factors, including TriQuint’s performance; demand for its products, ability to develop new products; improve yields; maintain product pricing; reduce costs; ability to win customers; market conditions; and the completion of TriQuint’s independent auditor’s review of the third quarter of 2007. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.

FACTS ABOUT TRIQUINT

Founded in 1985, we “Connect the Digital World to the Global Network”™ by supplying high-performance RF modules, components and foundry services to the world’s leading communications companies. Specifically, TriQuint supplies products to four out of the top five cellular handset manufacturers, and is a leading gallium arsenide (GaAs) supplier to major defense and space contractors. TriQuint creates standard and custom products using advanced processes that include gallium arsenide, surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies to serve diverse markets including wireless handsets, base stations, broadband communications and military. TriQuint is also lead researcher in a 3-year DARPA program to develop advanced gallium nitride (GaN) amplifiers. TriQuint, as named by Strategy Analytics in August 2007, is the number-three worldwide leader in GaAs devices and the world’s largest commercial GaAs foundry. TriQuint has ISO9001 certified manufacturing facilities in Oregon, Texas, and Florida and a production plant in Costa Rica; design centers are located in North America and Germany. Visit TriQuint at www.triquint.com/rf to register for our newsletters.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000 (fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

Steven Buhaly	Heidi A. Flannery
VP of Finance, CFO	Investor Relations Counsel
TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9401	Tel: (541) 322-0230
Fax: (503) 615-8904	Fax: (541) 322-0231
Email: sbuhaly@tqs.com	Email: heidi.flannery@ficomm.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2007	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash, cash equivalents and investments	$174,695	$154,836	$373,232
Accounts receivable, net	77,529	71,203	64,688
Inventories, net	68,418	79,607	84,879
Other current assets	15,835	13,248	14,978

Total current assets	336,477	318,894	537,777

Property, plant and equipment, net	202,523	203,752	200,346
Other, net	22,205	16,133	16,292

Total assets	$561,205	$538,779	$754,415

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$46,954	$30,243	$54,270
Income tax liability	—	—	9,202
Other accrued liabilities	8,863	8,372	—
Convertible subordinated notes	—	—	218,755

Total current liabilities	55,817	38,615	282,227

Long term income tax liability	10,251	9,977	—
Other long-term liabilities	5,257	5,033	4,741

Total liabilities	71,325	53,625	286,968

Stockholders' equity	489,880	485,154	467,447

Total liabilities and stockholders' equity	$561,205	$538,779	$754,415

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenues	$122,918	$113,771	$103,259	$347,292	$287,480
Cost of goods sold	83,356	83,603	70,424	243,171	197,139

Gross profit	39,562	30,168	32,835	104,121	90,341

Operating expenses:
Research, development and engineering	16,532	15,040	12,222	45,900	37,235
Selling, general and administrative	15,382	15,623	13,414	46,071	40,658
In-process research and development	7,600	—	—	7,600
Loss (gain) on disposal of equipment	2	(10)	8	88	37
Acquisition related charges	—	—	(21)	—	63

Total operating expenses	39,516	30,653	25,623	99,659	77,993

Operating income (loss)	46	(485)	7,212	4,462	12,348

Other income (expense):
Interest income	2,227	1,928	4,048	7,592	11,464
Interest expense	(6)	(5)	(2,526)	(1,642)	(7,442)
Foreign currency gain	78	129	169	273	315
Recovery of impairment	—	—	—	—	133
Other, net	51	(2)	(166)	84	(158)

Other income, net	2,350	2,050	1,525	6,307	4,312

Income before income tax	2,396	1,565	8,737	10,769	16,660

Income tax expense (benefit)	518	214	656	1,144	685

Net Income	$1,878	$1,351	$8,081	$9,625	$15,975

Per Share Data
Basic per share net income	$0.01	$0.01	$0.06	$0.07	$0.11
Diluted per share net income	$0.01	$0.01	$0.06	$0.07	$0.11

Weighted-average shares outstanding:
Basic	140,718	139,666	138,604	139,679	139,739
Diluted	142,511	142,183	140,118	141,761	141,476

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended			Nine Months Ended
	September 30, 2007	June 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	67.8%	73.5%	68.2%	70.0%	68.6%

Gross profit	32.2%	26.5%	31.8%	30.0%	31.4%

Operating expenses:
Research, development and engineering	13.5%	13.2%	11.8%	13.2%	13.0%
Selling, general and administrative	12.5%	13.7%	13.0%	13.3%	14.1%
In-process research and development	6.2%	—	—	2.2%	—
Loss (gain) on disposal of equipment	0.0%	-0.0%	0.0%	0.0%	0.0%
Acquisition related charges	—	—	-0.0%	—	0.0%

Total operating expenses	32.2%	26.9%	24.8%	28.7%	27.1%

Operating income (loss)	0.0%	-0.4%	7.0%	1.3%	4.3%

Other income (expense):
Interest income	1.8%	1.7%	3.9%	2.2%	4.0%
Interest expense	-0.0%	-0.0%	-2.4%	-0.5%	-2.6%
Foreign currency gain	0.1%	0.1%	0.2%	0.1%	0.1%
Recovery of impairment	—	—	—	—	0.1%
Other, net	0.0%	-0.0%	-0.2%	0.0%	-0.1%

Other income, net	1.9%	1.8%	1.5%	1.8%	1.5%

Income before income tax	1.9%	1.4%	8.5%	3.1%	5.8%

Income tax expense (benefit)	0.4%	0.2%	0.7%	0.3%	0.2%

Net Income	1.5%	1.2%	7.8%	2.8%	5.6%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended						Nine Months Ended
	September 30, 2007		June 30, 2007		September 30, 2006		September 30, 2007		September 30, 2006
		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$39,562	32.2%	$30,168	26.5%	$32,835	31.8%	$104,121	30.0%	$90,341	31.4%
Adjustment for equity compensation charges	731	0.6%	784	0.7%	702	0.7%	2,090	0.6%	2,279	0.8%

GROSS PROFIT EXCLUDING EQUITY COMPENSATION	$40,293	32.8%	$30,952	27.2%	$33,537	32.5%	$106,211	30.6%	$92,620	32.2%

GAAP OPERATING EXPENSES
Adjustment for equity compensation charges within:	$39,516	32.2%	$30,653	26.9%	$25,623	24.8%	$99,659	28.7%	$77,993	27.1%
Research, development and engineering	(421)	-0.3%	(304)	-0.3%	(414)	-0.4%	(997)	-0.3%	(1,288)	-0.4%
Selling, general and administrative	(1,190)	-1.0%	(1,014)	-0.9%	(1,089)	-1.1%	(3,095)	-0.9%	(3,503)	-1.2%
Adjustment for charges associated with the purchase of PEAK
In-process research and development	(7,600)	-6.2%	—	—	—	—	(7,600)	-2.2%	—	—

NON-GAAP OPERATING EXPENSES	$30,305	24.7%	$29,335	25.7%	$24,120	23.3%	$87,967	25.3%	$73,202	25.5%

OPERATING INCOME EXCLUDING EQUITY COMPENSATION
GAAP OPERATING INCOME (LOSS)	$46	0.0%	$(485)	-0.4%	$7,212	7.0%	$4,462	1.3%	$12,348	4.3%
Adjustment for equity compensation charges within:
Cost of sales	731	0.6%	784	0.7%	702	0.7%	2,090	0.6%	2,279	0.8%
Research, development and engineering	421	0.3%	304	0.3%	414	0.4%	997	0.3%	1,288	0.4%
Selling, general and administrative	1,190	1.0%	1,014	0.9%	1,089	1.1%	3,095	0.9%	3,503	1.2%
Adjustment for charges associated with the purchase of PEAK
In-process research and development	7,600	6.2%	—	—	—	—	7,600	2.2%	—	—

NON-GAAP OPERATING INCOME	$9,988	8.1%	$1,617	1.5%	$9,417	9.2%	$18,244	5.3%	$19,418	6.7%

GAAP NET INCOME	$1,878	1.5%	$1,351	1.2%	$8,081	7.8%	$9,625	2.8%	$15,975	5.6%
Adjustment for equity compensation charges within:
Cost of sales	731	0.6%	784	0.7%	702	0.7%	2,090	0.6%	2,279	0.8%
Research, development and engineering	421	0.3%	304	0.3%	414	0.4%	997	0.3%	1,288	0.4%
Selling, general and administrative	1,190	1.0%	1,014	0.9%	1,089	1.1%	3,095	0.9%	3,503	1.2%
Adjustment for charges associated with the purchase of PEAK
In-process research and development	7,600	6.2%	—	—	—	—	7,600	2.2%	—	—

NON-GAAP NET INCOME	$11,820	9.6%	$3,453	3.1%	$10,286	10.0%	$23,407	6.8%	$23,045	8.0%

TOTAL EQUITY COMPENSATION CHARGES	$2,342	1.9%	$2,102	1.9%	$2,205	2.2%	$6,182	1.8%	$7,070	2.4%

GAAP DILUTED EARNINGS PER SHARE	$0.01		$0.01		$0.06		$0.07		$0.11
Adjustment for equity compensation charges	0.02		0.01		0.01		0.04		0.05
Adjustment for charges associated with the purchase of PEAK	0.05		—		—		0.05		—

NON-GAAP DILUTED EARNINGS PER SHARE	$0.08		$0.02		$0.07		$0.17		$0.16

GAAP COMMON SHARES ASSUMING DILUTION	142,511		142,183		140,118		141,761		141,476
Adjustment for equity compensation charges	1,496		788		692		1,035		1,306

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	144,007		142,971		140,810		142,796		142,782